AMENDMENT NO. 1

TO

SENIOR SECURED REVOLVING CREDIT FACILITY AGREEMENT

IN THE AMOUNT OF US$4,000,000

BY AND AMONG

MEDYTOX SOLUTIONS, INC.,
as Borrower,

MEDYTOX MEDICAL MARKETING & SALES, INC.,
MEDYTOX DIAGNOSTICS, INC, and
PB LABORATORIES, LLC
as Joint and Several Guarantors,

AND

TCA GLOBAL CREDIT MASTER FUND, LP,
as Lender

July 31, 2012

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AMENDMENT NO. 1 TO

SENIOR SECURED REVOLVING CREDIT FACILITY AGREEMENT

THIS AMENDMENT NO. 1 TO SENIOR SECURED REVOLVING CREDIT FACILITY AGREEMENT (this “Amendment”) is made as of the 31st day of July, 2012, by and among (i) MEDYTOX SOLUTIONS, INC., a corporation incorporated under the laws of the State of Nevada (the “Borrower”), (ii) MEDYTOX MEDICAL MARKETING & SALES, INC., a corporation incorporated under the laws of the State of Florida, MEDYTOX DIAGNOSTICS, INC., a corporation incorporated under the laws of the State of Florida, and PB LABORATORIES, LLC, a limited liability company organized and existing under the laws of the State of Florida, as joint and several guarantors (each a “Guarantor” and collectively the “Guarantors” and together with Borrower, the “Credit Parties”) and (iii) TCA GLOBAL CREDIT MASTER FUND, LP, a limited partnership organized and existing under the laws of the Cayman Islands (the “Lender”).

W I T N E S S E T H

WHEREAS, the Credit Parties and the Lender have entered into that certain senior secured revolving credit facility agreement, dated as of April 30, 2012 (the “Credit Agreement”);

WHEREAS, pursuant to the Credit Agreement, the Lender has agreed to make available to the Borrower a secured revolving loan in the amount of Four Million United States Dollars (US$4,000,000), subject to the terms and conditions therein contained;

WHEREAS, pursuant to the Credit Agreement, the Lender advanced a principal amount of Five Hundred Fifty Thousand United States Dollars (US$550,000) to the Borrower as of April 30, 2012 and Four Hundred Forty Thousand United States Dollars (US$440,000) of principal and interest, in the aggregate, are outstanding as of the date hereof;

WHEREAS, the Credit Parties’ obligations under the Credit Agreement are secured by, inter alia, the following: (i) four security agreements, each dated as of April 30, 2012, by and between each Credit Party, individually, and the Lender (together, collectively, the “Security Agreements”); (ii) three Guaranty Agreements, each dated as of April 30, 2012, by and between each Guarantor, individually, and the Lender; (iii) a control agreement by and among PB Laboratories, LLC, the Lender and Wells Fargo Bank, National Association; (iv) a UCC-1 Financing Statement listing the Borrower, as debtor, and Lender, as secured party, filed with the Secretary of State of Nevada under document number 2012013315-9; and (v) three UCC-1 Financing Statements listing each Guarantor, individually, as debtors, and the Lender, as secured party, filed with the Florida Secured Transaction Registry under document numbers 201206749413, 201206749383 and 201206749405;

WHEREAS, the Borrower has requested and the Lender has agreed to advance an additional principal amount of Five Hundred Twenty Five Thousand United States Dollars (US$525,000) to the Borrower as of the date hereof; and

WHEREAS, the parties to this Amendment desire to amend the Credit Agreement and the Security Agreements as set forth herein.

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NOW, THEREFORE, in consideration of the premises set forth above, the covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.

Defined Terms.  Unless otherwise defined herein, the capitalized terms used herein shall have the meanings assigned to such terms in the Credit Agreement.

2.

Amendment of the Credit Agreement.  Subject to the terms and conditions of this Amendment, the Credit Agreement is hereby amended and supplemented as follows:

(a)

all references to the “Senior Secured Revolving Credit Facility Agreement” or the “Agreement” contained in the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby;

(b)

Exhibit A hereto shall replace, in its entirety, Exhibit F of the Credit Agreement; Exhibit B hereto shall replace, in its entirety, Exhibit B of the Credit Agreement; all references to “Exhibit F” or “Exhibit B” contained in the Credit Agreement shall be deemed to refer to the respective exhibits attached hereto;

(c)

the preamble paragraph shall be amended to insert the phrase “as may be amended, restated or modified from time to time,” after the text “(“ and before the word “this”;

(d)

Section 1.1 shall be amended as follows:

(i)

The definition of “Anti-Dilution Period” shall be deleted in its entirety and replaced with the following:

“Anti-Dilution Period” shall mean the six (6) month period following the Closing Date.

(ii)

The definition of “Permitted Liens” shall be amended by deleting the word “and” prior to clause (l), adding “; and” at the end of clause (l) and adding the following:

(m) any Lien agreed to by the Lender in writing.

(iii)

The definition of “Revolving Loan Commitment” shall be deleted in its entirety and shall be replaced with the following:

“Revolving Loan Commitment” shall mean One Million One Hundred Thousand and No/100 United States Dollars (US$1,100,000), and in the event Borrower requests and Lender agrees to increase the Revolving Loan Commitment pursuant to Section 2.1(b), such aggregate additional amount up to Four Million and No/100 United States Dollars ($4,000,000).

(e)

Section 2.1(b) shall be deleted in its entirety and shall be replaced with the following:

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Increase to Revolving Loan Commitment.  Borrower may request and the Lender may, in its sole and absolute discretion (employing substantially the same analysis and metrics the Lender used when determining to originally extend credit hereunder), agree to increase the Revolving Loan Commitment to such additional amounts and at such times as may be determined by the Lender in its sole discretion, up to an amount not to exceed Four Million and No/100 United States Dollars (US$4,000,000); and Lender, in its sole discretion, may, but in any event, is not required to, make available such additional Revolving Loan Commitment increases to Borrower provided the following conditions have been satisfied, in Lender’s sole and absolute discretion: (i) no Event of Default shall have occurred and be continuing or result from the applicable increase of the Revolving Loan Commitment; (ii) Borrower shall have executed and delivered a new or revised Revolving Note; (iii) after giving effect to such increase, the amount of the aggregate outstanding principal balance of all Revolving Loans shall not be in excess of the Revolving Loan Availability; and (iv) Lender shall have reviewed and accepted the amount and type of Accounts that are to be Eligible Accounts.

(f)

Section 2.1(d)(ii) shall be deleted in its entirety and shall be replaced with the following:

Optional Prepayments.  Borrower may from time to time prepay the Revolving Loan, in whole or in part, provided, however, (i) that if the Borrower prepays substantially all of the Revolving Loan within ninety one (91) to one hundred eighty (180) days prior to the Revolving Loan Maturity Date, Borrower shall pay to Lender as liquidated damages and compensation for the costs of being prepared to make funds available hereunder an amount equal to Five Percent (5.0%) of the outstanding Revolving Loan Commitment; or (ii) that if the Borrower prepays substantially all of the Revolving Loan within ninety (90) days prior to the Revolving Loan Maturity Date, Borrower shall pay to Lender as liquidated damages and compensation for the costs of being prepared to make funds available hereunder an amount equal to Two and 50/100 Percent (2.50%) of the outstanding Revolving Loan Commitment (the “Prepayment Penalty”) except in the case of an Early Termination Notice.  The parties agree that the amount payable pursuant to this subsection is a reasonable calculation of Lender’s lost profits in view of the difficulties and impracticality of determining actual damages resulting from an early termination of the Revolving Loan Commitment.

(g)

Section 7.3 shall be amended by adding the words “or as may be agreed to by the Lender in writing” in the penultimate sentence immediately before clause (i).

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(h)

Section 9.7 shall be amended by adding the words “except as agreed to by the Lender in writing” immediately prior to clause (i);

(i)

Section 10.18 shall be amended to delete the first two (2) sentences and replace them with the following:

It is the intention of the Lender and the Borrower that by August 8, 2013 (the “Twelve Month Valuation Date”) the Lender shall have generated net proceeds from the sale of the Commitment Shares equal to the Share Value.  The Lender shall have the right to sell the Commitment Shares at any time in accordance with applicable securities laws, but in any event, not during the Anti-Dilution Period, provided that Lender agrees to use its good faith efforts to sell the Commitment Shares after the applicable restrictive holding period applicable thereto has expired (and provided the restrictive legends thereon have been removed and the Commitment Shares are otherwise freely tradable), in such amounts as reasonably practicable given then existing market conditions, in Lender’s discretion, with the intention of selling the Commitment Shares as soon as reasonably practicable following the expiration of the restricted holding period and removal of restrictive legends on such Commitment Shares.  At any time the Lender may elect after the Twelve Month Valuation Date (or prior to such Twelve Month Valuation Date, if Lender has sold all Commitment Shares prior to such Twelve Month Valuation Date), the Lender may deliver to the Borrower a reconciliation statement (the “Sale Reconciliation”) showing the net proceeds actually received by the Lender from the sale of the Commitment Shares.

(j)

Section 10.18 shall be amended to delete the final two (2) sentences and replace them with the following:

Notwithstanding anything which may be contained hereto to the contrary, at such time as the Commitment Shares are able to be sold in accordance with applicable securities laws and after the Anti-Dilution Period, the Borrower shall take all actions necessary or advisable to remove the restrictive legend from the share certificate(s) representing the Commitment Shares upon receipt of documentation from the Lender necessary to accomplish such removal.  Notwithstanding anything contained herein to the contrary, commencing on November 1, 2012 and continuing each week thereafter, each week the Borrower shall redeem certain of the Commitment Shares then in the Lender’s possession equal to Two Thousand Five Hundred United States Dollars (US$2,500) per week.  Upon Lender’s receipt of such cash payment in accordance with either or both of the immediately preceding two sentences, the Lender shall return such amount of the Commitment Shares equal to the applicable fractional portion of the Share Value.  Final determination of the amount of Commitment Shares

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to be returned to the Borrower upon payment pursuant to this Section shall be determined by the Lender in its sole and absolute discretion.

(k)

Section 10.19 shall be deleted in its entirety and shall be replaced with the following:

In the event that the Borrower files a registration statement with respect to its Common Stock with the SEC (other than a registration statement on Form S-4 or S-8 or any successor form thereto) after the Closing Date but before the Lender sells all the Commitment Shares or the Second Tranche Commitment Shares, the Commitment Shares and the Second Tranche Commitment Shares held by the Lender at such time of filing such registration statement shall be registered pursuant to such registration statement.

(l)

Section 12.14 shall be added as follows:

Valley View Drive Associates, LLC.  Following August 6, 2012, Valley View Drive Associates, LLC shall file a UCC-1 Financing Statement with respect to the Collateral (as defined in the Security Agreements) or any portion thereof.

3.

Amendment of the Security Agreements.  Subject to the terms and conditions of this Amendment, the Security Agreements are each hereby amended and supplemented as follows:

(a)

all references to the “Security Agreement” or the “Agreement” contained in the Security Agreements shall be deemed to refer to each Security Agreement as amended hereby; and

(b)

the preamble paragraph shall be amended to insert the phrase “as may be amended, restated or modified from time to time,” after the text “(“ and before the word “this”.

4.

Renewal of Revolving Loan.  Pursuant to Section 2.3 of the Credit Agreement, by its execution hereof, the Borrower hereby provides written notice to Lender of Borrower’s election to renew the Revolving Loan Commitment and extend the Revolving Loan Maturity Date for an additional six (6) month period commencing on the date hereof and terminating on February 8, 2013 (subject to the terms and conditions of the Credit Agreement, as amended hereby) and, by its execution hereof, the Lender hereby consents and agrees to such renewal and extension.

5.

Cancellation of Existing Promissory Note.  By the Credit Parties’ execution and delivery to the Lender of the Amended and Restated Promissory Note (as hereinafter defined), that certain promissory note originally issued by the Borrower in favor of the Lender, dated April 30, 2012, in the original principal amount of Five Hundred Fifty Thousand United States Dollars (US$550,000) shall be hereby immediately and irrevocably cancelled without further action on the part of the Lender or the Credit Parties.

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6.

Representations and Warranties of the Credit Parties.  The Credit Parties each  represent and warrant to the Lender that immediately after giving effect to this Amendment, the representations and warranties of each Credit Party set forth in the Credit Agreement, as amended hereby, are true and correct in all material respects and no Default or Event of Default shall have occurred and be continuing.  In addition, the Credit Parties hereby make the same representations and warranties to the Lender as those provided in Section 7 of the Credit Agreement with regard to the Second Tranche Commitment Shares in addition to the representations and warranties pertaining to the Commitment Shares and the Revolving Notes.

7.

Representations and Warranties of Lender.  Lender hereby makes the same representations and warranties to the Credit Parties as those provided in Section 8 of the Credit Agreement with regard to the Second Tranche Commitment Shares (as hereafter defined) in addition to the representations and warranties pertaining to the Commitment Shares and the Revolving Notes.

8.

No Defaults.  Each Credit Party hereby represents and warrants that as of the date hereof there exists no Event of Default or any condition which, with the giving of notice or passage of time, or both, would constitute an Event of Default.

9.

Covenants.  Each Credit Party hereby reaffirms that each has duly performed and observed the covenants and undertakings set forth in the Credit Amendment and each Loan Document, and each covenants and undertakes to continue to duly perform and observe such covenants and undertakings, as amended hereby, so long as the Credit Agreement and the Security Agreements, each as amended hereby, shall remain in effect.

10.

No Other Amendment.  All other terms and conditions of the Credit Agreement and the Security Agreements shall remain in full force and effect and the Credit Agreement and the Security Agreements shall be read and construed as if the terms of this Amendment were included therein by way of addition or substitution, as the case may be.

11.

Second Tranche Commitment Shares.  The Borrower hereby agrees to pay to the Lender, on the date hereof, a fee for corporate advisory and investment banking services by issuing to the Lender that number of shares of the Borrower’s common stock (the “Second Tranche Commitment Shares”) equal to a dollar amount of Seventy Five Thousand United States Dollars (US$75,000) (the “Second Tranche Share Value”).  It is hereby agreed that, as of the date hereof, the Second Tranche Share Value shall be fully satisfied by the delivery of Thirty Thousand (30,000) shares of the Borrower’s common stock to the Lender.  The Borrower shall instruct its transfer agent to issue certificates representing the Second Tranche Commitment Shares issuable to the Lender immediately upon the Borrower’s execution of this Amendment, and shall cause its transfer agent to deliver such certificates to the Lender within three (3) Business Days of the date hereof.  In the event such certificates representing the Second Tranche Commitment Shares issuable hereunder shall not be delivered to the Lender within said three (3) Business Day period, the Borrower shall be in immediate default under this Amendment, the Credit Agreement and the Loan Documents.  The Second Tranche Commitment Shares, when issued, shall be deemed to be validly issued, fully paid, and non-assessable shares of the Borrower’s common stock.  The Second Tranche Commitment Shares are and shall be deemed fully earned in connection with the corporate advisory and investment banking services provided by the Lender to the Borrower as of the date hereof.

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12.

Adjustment to Second Tranche Commitment Shares.  It is the intention of the Lender and the Borrower that by the Twelve Month Valuation Date the Lender shall have generated net proceeds from the sale of the Second Tranche Commitment Shares equal to the Second Tranche Share Value.  The Lender shall have the right to sell the Second Tranche Commitment Shares at any time in accordance with applicable securities laws, but in any event, not during the six (6) month period following the execution of this Amendment (the “Second Tranche Anti-Dilution Period”), provided that Lender agrees to use its good faith efforts to sell the Second Tranche Commitment Shares after the applicable restrictive holding period applicable thereto has expired (and provided the restrictive legends thereon have been removed and the Second Tranche Commitment Shares are otherwise freely tradable), in such amounts as reasonably practicable given then existing market conditions, in Lender’s discretion, with the intention of selling the Second Tranche Commitment Shares as soon as reasonably practicable following the expiration of the restricted holding period and removal of restrictive legends on such Second Tranche Commitment Shares.  At any time the Lender may elect after the Twelve Month Valuation Date (or prior to such Twelve Month Valuation Date, if Lender has sold all Second Tranche Commitment Shares prior to such Twelve Month Valuation Date), the Lender may deliver to the Borrower a Sale Reconciliation.  If, as of the date of the delivery by Lender of the Sale Reconciliation, the Lender has not realized net proceeds from the sale of such Second Tranche Commitment Shares equal to at least the Second Tranche Share Value, as shown on the Sale Reconciliation, then the Borrower shall immediately take all required action necessary or required in order to cause the issuance of additional shares of Common Stock to the Lender in an amount sufficient such that, when sold and the net proceeds thereof are added to the net proceeds from the sale of any of the previously issued and sold Second Tranche Commitment Shares, the Lender shall have received total net funds equal to the Second Tranche Share Value.  If additional shares of Common Stock are issued pursuant to the immediately preceding sentence, and after the sale of such additional issued shares of Common Stock, the Lender still has not received net proceeds equal to at least the Second Tranche Share Value, then the Borrower shall again be required to immediately take all required action necessary or required in order to cause the issuance of additional shares of Common Stock to the Lender as contemplated above, and such additional issuances shall continue until the Lender has received net proceeds from the sale of such Common Stock equal to the Second Tranche Share Value.  In the event the Lender receives net proceeds from the sale of Second Tranche Commitment Shares equal to the Second Tranche Share Value, and the Lender still has Second Tranche Commitment Shares remaining to be sold, the Lender shall return all such remaining Second Tranche Commitment Shares to the Borrower.  In the event additional Common Stock is required to be issued as outlined above, the Borrower shall instruct its transfer agent to issue certificates representing such additional shares of Common Stock to the Lender immediately subsequent to the Lender’s notification to the Company that additional shares of Common Stock are issuable hereunder, and the Borrower shall in any event cause its transfer agent to deliver such certificates to Lender within three (3) Business Days following the date Lender notifies the Borrower that additional shares of Common Stock are to be issued hereunder.  In the event such certificates representing such additional shares of Common Stock issuable hereunder shall not be delivered to the Lender within said three (3) Business Day period, same shall be an immediate default under this Amendment, the Credit Agreement and the Loan Documents.  Notwithstanding anything contained herein to the contrary, at any time during the Second Tranche Anti-Dilution Period, but not thereafter (unless agreed by the Lender), the Borrower shall have the right, at any time during such period, to redeem any Second Tranche Commitment Shares then in the Lender's possession for an amount payable by the Borrower to the Lender in United States funds equal to

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the Second Tranche Share Value, less any net cash proceeds received by the Lender from any previous sales of Second Tranche Commitment Shares.  Notwithstanding anything which may be contained hereto to the contrary, at such time as the Second Tranche Commitment Shares are able to be sold in accordance with applicable securities laws and after the Second Tranche Anti-Dilution Period, the Borrower shall take all actions necessary or advisable to remove the restrictive legend from the share certificate(s) representing the Second Tranche Commitment Shares upon receipt of documentation from the Lender necessary to accomplish such removal.  Notwithstanding anything contained herein to the contrary, commencing immediately after the Borrower has redeemed all of the Commitment Shares pursuant to Section 10.18 of the Credit Agreement, as amended hereby, and continuing each week thereafter, each week the Borrower shall redeem certain of the Second Tranche Commitment Shares then in the Lender’s possession equal to Two Thousand Five Hundred United States Dollars (US$2,500) per week.  Upon Lender’s receipt of such cash payment to redeem any Second Tranche Commitment Shares in accordance with this Section 12, the Lender shall return such amount of the Second Tranche Commitment Shares equal to the applicable fractional portion of the Second Tranche Share Value.  Final determination of the amount of Second Tranche Commitment Shares to be returned to the Borrower upon payment pursuant to this Section shall be determined by the Lender in its sole and absolute discretion.

13.

Fees and Expenses.  The Borrower agrees to pay to the Lender, upon the execution hereof, (i) a commitment fee equal to Twenty One Thousand United States Dollars (US$21,000), (ii) a legal fee equal to Seven Thousand Five Hundred United States Dollars (US$7,500), (iii) a due diligence fee equal to Two Thousand Five Hundred United States Dollars (US$2,500), (iv) an asset monitoring fee equal to Two Thousand Five Hundred United States Dollars ($2,500), (v) a renewal fee equal to Eight Thousand Eight Hundred United States Dollars (US$8,800); and (vi) all costs and expenses of the Lender in connection with the preparation and execution of this Amendment, including, but not limited to, UCC-1 Financing Statement filing fees, UCC lien search fees and Florida documentary stamp tax fees.

14.

Conditions Precedent.  The effectiveness of this Amendment shall be expressly subject to the following conditions precedent:

(a)

Amendment.  Each Credit Party shall have executed and delivered to the Lender this Amendment;

(b)

Amended and Restated Promissory Note.  The Borrower shall have executed and delivered to the Lender an original amended and restated promissory note in the principal amount of One Million One Hundred Thousand and No/100 United States Dollars (US$1,100,000), dated as of the date of this Amendment, in the form attached hereto as Exhibit A;

(c)

Confession of Judgment.  The Borrower shall have executed and delivered to the Lender an original amended and restated confession of judgment, dated as of the date of this Amendment, in the form attached hereto as Exhibit B;

(d)

Amended and Restated Irrevocable Transfer Agent Instruction Letter.  The Borrower and the Borrower’s transfer agent shall each have executed and delivered to the Lender an Amended and Restated Irrevocable Transfer Agent Instruction Letter, dated as of the date of this Amendment, in the form attached hereto as Exhibit C;

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(e)

Borrowing Base Certificate.  The Borrower shall have executed and delivered to the Lender a borrowing base certificate, dated as of the date of this Amendment, substantially in the form attached to the Credit Agreement as Exhibit A;

(f)

Lock Box Deposit Confirmation.  The Borrower shall have executed and delivered to the Lender a lock box deposit confirmation, dated as of the date of this Amendment, in form and substance satisfactory to the Lender;

(g)

Closing Statement.  The Borrower shall have executed and delivered to the Lender a closing statement, dated as of the date of this Amendment, in form and substance satisfactory to the Lender;

(h)

Corporate Documents.  The Lender shall have received such evidence as it may require as to the authority of the officers or attorneys-in-fact executing this Amendment and such other corporate documents it may request, including, but not limited to, a unanimous written consent of the board of directors or managers and an officer’s certificate of each Credit Party, in form and substance satisfactory to the Lender in its sole discretion;

(i)

Opinion of Counsel.  The Lender shall have received a customary opinion of the Credit Party’s counsel, in form and substance satisfactory to the Lender in its sole discretion;

(j)

Valley View Drive Associates, LLC.  The Borrower shall have executed and delivered to the Lender copies of each of the following, to the satisfaction of the Lender in its sole discretion: (i) an amendment to security agreement, dated on or about the date hereof, among the Borrower, Medytox Medical Management Solutions Corp., and Medytox Institute of Laboratory Medicine, Inc., in favor of Valley View Drive Associates, LLC (“Valley View”); and (ii) two amendments to convertible promissory notes, dated on or about the date hereof, between the Borrower and Valley View.

(k)

Search Results.  The Lender shall have received copies of UCC search reports dated such a date as is reasonably acceptable to Lender, listing all effective financing statements which name the Credit Parties, under their present name and any previous names, as debtors, together with copies of such financing statements;

(l)

UCC-1 Financing Statements.  The Lender shall have received evidence of the filing of such UCC-1 Financing Statements with the Secretary of State of the state of organization of each Credit Party with respect to the Collateral (as defined in each Security Agreement, as amended) as the Lender may reasonable request, in form and substance satisfactory to the Lender in its sole discretion;

(m)

Certificate of Good Standing.  The Lender shall have received a Certificate of Good Standing from the Secretary of State of the state of organization of each Credit Party evidencing the good standing thereof;

(n)

Fees Paid.  The Lender or its counsel shall have received payment in full of all fees and expenses due under this Amendment; and

(o)

No Event of Default.  The Lender shall be satisfied, and shall have received a certificate signed by a duly authorized officer of each Credit Party, dated as of the

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date hereof, that (i) no Event of Default or event which, with the passage of time, giving of notice or both would become an Event of Default have occurred and be continuing; and (ii) the representations and warranties of the Borrower contained in the Credit Agreement, as amended and supplemented hereby, shall be true on and as of the date of this Amendment (except to the extent such representation or warranty expressly relates to an earlier date).

15.

Execution in Counterparts.  This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

16.

Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA.

17.

Amendment Effective Date.  All references in any Loan Document to the Credit Agreement and the Security Agreements on and after the date hereof shall be deemed to refer to the Credit Agreement and the Security Agreements as amended hereby, and the parties hereto agree that on and after the date hereof, the Credit Agreement and the Security Agreements, each as amended hereby, are in full force and effect.

[signatures pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

BORROWER:

MEDYTOX SOLUTIONS, INC.

By:

/s/ William Forhan______________

Name:

William Forhan

Title:

Chief Executive Officer

LENDER:

TCA GLOBAL CREDIT MASTER FUND, LP

By:

TCA Global Credit Fund GP, Ltd.

Its:

General Partner

By:

/s/ Robert Press__________________

Name:

Robert Press

Title:

Director

[ signature page 1 of 2 ]

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CONSENT AND AGREEMENT

The undersigned, referred to in the foregoing amendment no. 1 to the senior secured revolving credit facility agreement (the “Amendment”) as a guarantor, hereby consents and agrees to said Amendment and to the payment of the amounts contemplated therein, documents contemplated thereby and to the provisions contained therein relating to conditions to be fulfilled and obligations to be performed by it pursuant to or in connection with said Amendment.

GUARANTORS:

MEDYTOX MEDICAL MARKETING & SALES, INC.

By:

/s/ William Forhan______________

Name:

Title:

MEDYTOX DIAGNOSTICS, INC.

By:

/s/ William Forhan______________

Name:

Title:

PB LABORATORIES, LLC

By:

/s/ William Forhan______________

Name:

Title:

[ signature page 2 of 2 ]

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